UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2024

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.
Zillow Group, Inc. (“Zillow Group” or “the Company”) today issued a press release and a shareholder letter announcing its financial results for the fiscal quarter ended June 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1, accompanying supporting tables as Exhibit 99.2, and the shareholder letter as Exhibit 99.3 to this Current Report on Form 8-K.
The information in this Item 2.02 and Exhibits 99.1, 99.2 and 99.3 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2024, Zillow Group announced the promotion of Jeremy Wacksman from Chief Operating Officer to Chief Executive Officer and his appointment as a member of Zillow Group’s Board of Directors (“Board”), effective immediately after the filing of Zillow Group’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 on August 7, 2024 (the “Effective Date”). Mr. Wacksman will succeed Zillow Group co-founder Richard N. Barton, who has served as Zillow Group’s Chief Executive Officer since 2019. Mr. Barton will remain on the Board and become Co-Executive Chairman of the Board, alongside co-founder, President of Zillow Group, and current Executive Chairman of the Board, Lloyd D. Frink.

The biography of Mr. Wacksman is contained in Zillow Group’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2024. There are no arrangements or understandings between Mr. Wacksman and any other persons pursuant to which Mr. Wacksman was appointed as Chief Executive Officer or a director of the Board. Mr. Wacksman does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship with the Company as disclosed herein, and his compensation and benefits in connection with such employment relationship, there are no transactions in which Mr. Wacksman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Wacksman’s appointment as Chief Executive Officer, the compensation committee of the Board approved an increase in his annual base salary to $825,000 effective as of the Effective Date, and approved an award of 61,993 restricted stock units to be settled in shares of Class C capital stock and 185,976 nonqualified stock options for the purchase of Class C capital stock under the Zillow Group, Inc. 2020 Incentive Plan (the “Equity Award”). The Equity Award will be granted on August 8, 2024 and will vest over four (4) years in sixteen (16) substantially equal quarterly installments. At this time, there are no changes to Mr. Barton’s compensation arrangement with the Company.

In connection with Mr. Wacksman’s appointment to the Board, the Board increased the size of the Board from ten to eleven members and appointed Mr. Wacksman to fill the vacancy created. Mr. Wacksman joins Mr. Barton, Mr. Frink, and April Underwood as a Class II director. He will not serve on any committees of the Board. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Mr. Wacksman’s initial term of Board service will expire at the 2025 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 7, 2024 entitled “Zillow Group Reports Second-Quarter 2024 Financial Results” issued by Zillow Group, Inc. on August 7, 2024.

99.2	Supplement entitled “Reported Consolidated Results” issued by Zillow Group, Inc. on August 7, 2024.

99.3	Shareholder Letter issued by Zillow Group, Inc. on August 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2024	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer